UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2016

Shutterfly, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 7, 2016, the Board of Directors (the “Board”) of Shutterfly, Inc. (the “Company”) elected Ms. Elizabeth (“Libby”) Sartain to the Board. Ms. Sartain was elected to serve as a Class III director and Chair of the Compensation Committee until her term expires at the 2018 annual meeting of stockholders. Pursuant to the Board’s standard compensation policy for non-employee directors, Ms. Sartain received restricted stock units with a face value equal to $108,333.33 on December 7, 2016, representing a six and a half month pro-rated amount of the annual $200,000 RSUs grant generally awarded to members of the Board. Pursuant to the Board’s standard compensation policy for the Chair of the Compensation Committee, Ms. Sartain received additional restricted stock units with a face value equal to $10,833.33 on December 7, 2016, representing a six and a half month pro-rated amount of the annual $20,000 RSUs grant generally awarded to the Chair of the Compensation Committee.

Ms. Sartain currently serves as a Principal at Libby Sartain LLC, an independent human resources advisory and consultancy firm which she founded in 2008. Ms. Sartain served as Chief People Officer at Yahoo! Inc. from August 2001 to March 2008, and as the Vice President of People at Southwest Airlines from July 1988 until June 2001. Ms. Sartain has served on the board of directors of ManpowerGroup Inc. since August 2010, RoundPegg, Inc. since September 2011, and AARP, Inc. since June 2014, and previously served on the board of directors of Peet’s Coffee & Tea, Inc.

Ms. Sartain holds an MBA from the University of North Texas and a BBA from Southern Methodist University.

No family relationships exist between Ms. Sartain and any of the Company’s other directors or executive officers. There are no arrangements between Ms. Sartain and any other person pursuant to which Ms. Sartain was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which Ms. Sartain has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On December 7, 2016, the Board also elected Mr. H. Tayloe Stansbury to the Board. Mr. Stansbury was elected to serve as a Class II director until his term expires at the 2017 annual meeting of stockholders. Pursuant to the Board’s standard compensation policy for non-employee directors, Mr. Stansbury received restricted stock units with a face value equal to $108,333.33 on December 7, 2016, representing a six and a half month pro-rated amount of the annual $200,000 RSUs grant generally awarded to members of the Board.

Mr. Stansbury currently serves as Executive Vice President and Chief Technology Officer at Intuit, Inc. Mr. Stansbury served as Chief Information Officer at VMware, Inc. from December 2007 to May 2009, and as Executive Vice President, Products & Operations at Ariba from February 2001 to December 2007. From January 199 to January 2001, Mr. Stansbury served as Senior Vice President, Engineering at Calico Commerce and from March 1993 to January 1999, Mr. Stansbury served as General Manager, Document Management Systems at Xerox Corporation.    Mr. Stansbury has served on the board of directors of Coupa Software Inc. since October 2015.

Ms. Stansbury holds an A.B. from Harvard University.

No family relationships exist between Mr. Stansbury and any of the Company’s other directors or executive officers. There are no arrangements between Mr. Stansbury and any other person pursuant to which Mr. Stansbury was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Stansbury has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Sartain and Mr. Stansbury’s elections to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release announcing election of Libby Sartain and Tayloe Stansbury to Board of Directors, dated December 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring
Vice President and General Counsel

Date: December 8, 2016

EXHIBIT INDEX

Number	Description

99.1	Press release announcing election of Libby Sartain and Tayloe Stansbury to Board of Directors, dated December 7, 2016.